Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BreitBurn Energy Partners L.P. of our report dated April 2, 2007 relating to the consolidated financial statements of BreitBurn Energy Company L.P. (predecessor), which appears in BreitBurn Energy Partners L.P.'s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/PricewaterhouseCoopers LLP
Los Angeles, CA
February 11, 2008